UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/30/2008

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 30, 2008, the Registrant closed a series of transactions with its secured lender, WB QT, LLC ("Lender"), pursuant to which the Registrant: (i) received $7.5 million in proceeds from a new loan, (ii) replaced an unexercised $5 million investment commitment from the Lender with a new $10 million investment commitment, and (iii) amended the terms of its outstanding borrowings under its $10 million Term Note, its $10 million Term B Note and its $16.2 million Convertible Promissory Note.

The following summarizes the material terms of the new financing and amendments to existing agreements.

FOURTH AMENDMENT TO CREDIT AGREEMENT

The Registrant and the Lender entered into a Fourth Amendment to Credit Agreement pursuant to which (i) the Registrant received $7.5 million of new debt financing ("Term C Loan") and (ii) the Registant and the Lender amended the $10 million Term Loan (and related promissory note) and amended the $10 million Term B Loan (and related promissory note) issued under the Credit Agreement.

Material Terms of Term C Loan and Term C Note:

- The principal is payable in monthly installments of $1.25 million, commencing on March 1, 2009, and matures on August 31, 2009.

- Interest accrues at 9% per annum and is due and payable on the first day of each month commencing on July 1, 2008. The Registrant may elect to pay the interest in cash or add it to the unpaid principal balance.

- Provided certain conditions are satisfied, the Registrant has the option to pay all or part of the principal (including accrued interest that the Registrant elected not to pay in cash) in shares of common stock priced at 95% of the lower of (i) the volume weighted average price (VWAP) for the 5 business days immediately preceding the payment due date, and (ii) the Registrant's closing stock price on the day immediately preceding the payment due date. If the 5 day VWAP is less than $1.50, then the Registrant may elect to delay making such amortization payment, provided that, such right to delay is limited to 2 consecutive months and may not be made if an election to delay is in effect for 2 previous payments. If the 5 day VWAP is less than $0.50, then the Lender may elect to defer the principal payment and have the accrued interest added to the unpaid principal in lieu of receiving shares. If the Registrant elects to make a principal payment using shares of its common stock but is prohibited from doing so under the Marketplace Rules of the Nasdaq Stock Market, then the principal payment is deferred and becomes due and payable on August 1, 2009.

- The unpaid principal and accrued interest on August 31, 2009 must be paid in cash.

Material Amendments to the $10 million Term Loan and Term Loan Note:

- The $4.3 million principal amortization payment due on September 15, 2008 was deferred, with monthly payments commencing October 15, 2008 in the amount of $400,000, and on March 15, 2009, an additional payment of $3,900,000 is due.

- If the Registrant elects to make a principal payment in shares of its common stock and the 5 day VWAP immediately preceding the payment date is less than $1.50, then the Registrant may elect to delay making such principal payment, provided that, such right to delay is limited to 2 consecutive months and may not be made if an election to delay is in effect for 2 previous payments. If the Registrant elects to make a principal payment using shares of its common stock but is prohibited from doing so under the Marketplace Rules of the Nasdaq Stock Market, then the principal payment is deferred and becomes due and payable on August 1, 2009 and must be paid in cash on that date.

Material Amendments to the $10 million Term B Loan and Term B Note:

- The cap on the formula used to determine the principal amount due and payable was changed from $2.50 to $3.50, increasing the maximum principal amount potentially payable under the Term B Note from $37,500,000 to $52,500,000. Based on the aforementioned formula for determining the amount of principal due under the Term B Loan, the maximum number of shares issuable in payment of the principal due under the Term B Note remains fixed at 15,000,000.

- The Registrant cannot prepay any portion of the Term B Note before January 17, 2010.

INVESTMENT COMMITMENT AGREEMENT

The Registrant and Lender entered into a letter agreement ("Investment Commitment Agreement") whereby the Lender granted the Registrant an unconditional option to call on the Lender to make an additional $10 million investment in the Registrant and the Registrant granted the Lender an unconditional option to make an additional $10 million investment in the Registrant. The Investment Commitment Agreement expires August 31, 2009.

If the Registrant exercises its call right, then the Lender can chose to make the investment in one of three different investment structures: (a) stock purchase at a 25% discount to Market Price, with 100% warrant coverage; (b) a two year 12% secured note, convertible into common stock at a conversion price equal to 90% of Market Price, interest payable in common stock; or (c) a senior secured loan redeemable at 120% of face value after one year.

If the Lender exercises its option to invest the $10 million, then the investment shall be in the form of a 0% secured convertible note, redeemable at 120% of face value after two years. The conversion price is the Market Price. For purposes of the foregoing, the term Market Price means the lower of (x) the average closing price for the 5 day period ending on the date the Registrant or Lender exercise the investment option, and (y) the closing price of the Registrant's common stock on the day the investment option is exercised.

As a result of the Investment Commitment Agreement dated May 30, 2008, the Registrant and Lender terminated an existing unexercised $5 million commitment letter dated July 16, 2007 which had allowed the Registrant to draw on the commitment at its option and also allowed the Lender to fund the commitment at the Lender's option. See Item 1.02 herein.

CONVERTIBLE PROMISSORY NOTE

The Registrant issued to Lender an Amended and Restated Convertible Promissory Note in the principal amount of $16,195,676.30. The Amended and Restated Convertible Promissory Note amends the Convertible Note issued on January 16, 2008, as follows:

- The anti-dilution conversion price reset provision was deleted.

- The entire semi-annual interest amount is added to the unpaid principal balance unless the Registrant elects to pay a portion of the accrued interest in cash.

- Upon conversion of all or part of the balance due under the Amended and Restated Convertible Note, the Lender shall also be entitled to receive the sum of each coupon that would otherwise have been paid on the portion of the Note converted ("Make-Whole Amount"). The Make-Whole Amount is payable in shares of the Registrant's common stock. The number of shares issuable in payment of the Make-Whole Amount is determined by dividing the Make-Whole Amount by $1.50.

- The maximum amount of the Note that the Lender may convert during the first 6 months is limited to $8,000,000 ("Conversion Cap"), provided that, conversions effected on any trading day on which the Registrant's common shares are trading at a price in excess of $2.50 per share do not count against the Conversion Cap. The Conversion Cap expires after 6 months.

The Fourth Amendment to Credit Agreement and the Amended and Restated Convertible Promissory Note, consistent with the Credit Agreement as previously amended and the original Convertible Promissory Note, each prohibit the Registrant from issuing common shares to the Lender in payment of any amount due under the Term Note, Term B Note, Term C Note and Convertible Note (collectively, "Notes") if the issuance would cause the aggregate number of shares issued in connection with or under the Notes to exceed 19.99% of the Registrant's issued and outstanding shares in violation of the Marketplace Rules of the Nasdaq Stock Market.

The Registrant's obligations under the Notes are secured by substantially all of the Registrant's assets. The description of the transactions disclosed in this Item 1.01 is qualified in its entirety by the terms and conditions of the Fourth Amendment to Credit Agreement, the Term C Note, the Amended and Restated Term B Note, the Investment Commitment Agreement and the Amended and Restated Convertible Promissory Note, all of which are attached and incorporated by this reference, and the Registrant's other public filings.

Item 1.02.    Termination of a Material Definitive Agreement

On May 30, 2008 and as a result of the transactions disclosed in Item 1.01 herein, the Registrant and Lender terminated the $5 million commitment letter dated July 16, 2007 which had allowed the Registrant to draw on the commitment at its option and also allowed the Lender to fund the commitment at the Lender's option under certain defined structures and was to expire on August 1, 2008. As of the termination of the July 16, 2007 commitment letter, the Registrant and its Lender had not exercised their respective options under the commitment letter. The material terms of the July 16, 2007 commitment letter are disclosed in Item 2.03 of the Current Report on Form 8-K filed by the Registrant on July 20, 2007, which is incorporated herein by this reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures required by this Item 2.03 are set forth in the disclosures under Item 1.01 and are incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities

The disclosures required by this Item 3.02 are set forth in the disclosures under Item 1.01 and are incorporated herein by reference. The Registrant's securities were issued to an accredited investor in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D. The transaction did not involve a public offering, was made without general solicitation or advertising, and there was no underwriter and no underwriting commissions or discounts. Each securities certificate issued bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of counsel that registration is not required under the Securities Act of 1933.

Item 9.01.    Financial Statements and Exhibits

Exhibits:
10.1 Fourth Amendment to Credit Agreement
10.2 Term C Note
10.3 Amended and Restated Term B Note
10.4 Investment Commitment Agreement
10.5 Amended and Restated Convertible Promissory Note

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: June 05, 2008	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Fourth Amendment to Credit Agreement
EX-10.2	Term C Note
EX-10.3	Amended and Restated Term B Note
EX-10.4	Investment Commitment Agreement
EX-10.5	Amended and Restated Convertible Promissory Note